SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

           Date of report (Date of earliest event reported) August 4,
                             2004 (August 3, 2004)


                              CROMPTON CORPORATION

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             (Exact name of registrant as specified in its charter)




         Delaware                     0-30270                 52-2183153
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(State or Other Jurisdiction        (Commission              (IRS Employer
     of Incorporation)              File Number)           Identification No.)




199 Benson Road, Middlebury, Connecticut                        06749
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code    (203) 573-2000
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                                      None
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         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

On August 3, 2004, Crompton Corporation issued a press release announcing the terms of its previously announced offering of senior notes. The new senior notes are a combination of $375 million of 9 7/8% Senior Notes due 2012 (with a yield to maturity of 10.0%), and $225 million of Libor plus 5.75% Senior Floating Rate Notes due 2010 (interest rate reset quarterly). Closing of the senior notes offering is expected to occur August 16, 2004, and is subject to customary closing conditions, and the Company entering into new credit facilities in a minimum principal amount of $200 million, the three year extension of the Company's domestic accounts receivable program, and the consummation of the Company's tender offer for any and all of its outstanding 8.50% Senior Notes due 2005 and 6.125% Senior Notes due 2006.

The senior notes were offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States pursuant to Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

99.1     Registrant's Press Release, dated August 3, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CROMPTON CORPORATION





Dated:   August 3, 2004                   By:       /s/ Barry J. Shainman
                                                   --------------------------
                                          Name:    Barry J. Shainman
                                          Title:   Secretary





                                 EXHIBIT INDEX


EXHIBIT NO.       DESCRIPTION

 99.1                   Registrant's Press Release dated August 3, 2004